Exhibit 10.4

AMENDMENT, WAIVER AND CONSENT

This Amendment, Waiver and Consent Agreement made effective January 1, 2009 (“Waiver”) among Innovative Food Holdings, Inc., a Florida corporation (the “Company”), and the signators hereto who are Subscribers (“Subscribers”) under certain Subscription Agreements with the Company dated February 24, 2005 and August 25, 2005 (collectively, “Subscription Agreements”) as amended to include certain Promissory Notes dated February 7, 2006 (Alpha Capital Anstalt - $120,000, Whalehaven Capital Fund Limited - $30,000) and May 19, 2006 (Alpha Capital Anstalt - $10,000), respectively, as amended, and related documents (“Transaction Documents”).

WHEREAS, the Company is currently contemplating an additional financing of an aggregate $200,000 (“New financing”).

NOW THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby consent and agree as follows:

1.           All capitalized terms herein shall have the meanings ascribed to them in the Transaction Documents (as defined in the Subscription Agreements).

2.           Provided the New Financing takes place, pursuant to the terms and conditions of the Transaction Documents, the undersigned waive the rights granted to them pursuant to Section 12(a) – Right of First Refusal, Section 12(b) – Offering Restrictions, and Section 12(c) – Favored Nation Provision, of the Subscription Agreement only to the extent such rights relate to the New Financing, Section 3.4(b)D of the Notes and Section 3.4 of the Warrants.

3.           The undersigned consent to the amendment of the Security and Pledge Agreements and Guarantys to include the Subscribers to the New Financing as parties thereto to share in the security interest in the Collateral pari passu with the undersigned based upon the principal amount of the Notes owed to the undersigned and to the Subscribers in the New Financing and authorize the Collateral Agent to make additional filings at the discretion of the Collateral Agent to memorialize the security interest to be granted to the Subscribers to the New Financing.

4.           Annexed hereto is Amended Schedule A to the Security and Pledge Agreements and Collateral Agent Agreement.

5.           The Notes are amended as follows:  The Maturity Date shall be January 1, 2010 except that the Maturity Date of the Notes issued to Alpha Capital Anstalt and Whalehaven Capital Fund Limited on August 25, 2005 in the amounts of $120,000 and $30,000, respectively, shall be April 16, 2009.

6.           Section 1.3 of the Alpha Capital Anstalt and Whalehaven Capital Fund Limited August 25, 2005 Notes described in Section 5 above shall be deleted in its entirety and replaced with the following:

“1.3.           Default Interest Rate.   Following the occurrence and during the continuance of an Event of Default, which, if susceptible to cure is not cured within fifteen (15) days, otherwise then from the first date of such occurrence, the annual interest rate on this Note shall (subject to Section 6.7) automatically be increased to fifteen percent (15%), and all outstanding obligations under this Note, including unpaid interest, shall continue to accrue interest from the date of such Event of Default at such interest rate applicable to such obligations until such Event of Default is cured or waived.  The foregoing notwithstanding, on the Maturity Date, interest payable on this Note shall continue to accrue on the outstanding Principal Amount at the Interest Rate (8%), unless Holder notifies Borrower in writing that an Event of Default has occurred.”

7.           The Company acknowledges that the Liquidated Damages as described in Section 11.4 of the Subscription Agreement have accrued and are due and owing to Subscribers.  The Lenders agree to accept as full satisfaction of all sums due as Liquidated Damages, Convertible Notes convertible into the Company’s Common Stock at a Conversion Price equal to $.005 in the principal amounts as more fully described on Schedule A hereto.  The Company undertakes to deliver these Notes to Subscribers within three days of execution of this Agreement.

8.           Upon delivery of the Notes described in Section 6 above, Subscribers waive all future Liquidated Damages that may accrue, if any.

9.           Although the parties acknowledge that the Notes are in default, upon full satisfaction of the Company’s required deliveries herein, the Subscribers consent and agree that the Notes will no longer be in default.

10.           Subscribers do not waive any interest due and owing on the Notes including but not limited to the interest due and owing at the Default Interest Rate.  The foregoing notwithstanding, Subscribers agree that commencing on the date of this Agreement, interest will cease to accrue at the Default Interest Rate unless and until such time an Event of Default occurs, at which time, interest will again begin to accrue at the Default Interest Rate.

11.           All other terms of the Transaction Documents shall remain unamended and in full force and effect.

IN WITNESS WHEREOF, the parties hereby execute this Amendment as of the date first written above.

INNOVATIVE FOOD HOLDINGS INC.

By: _______________________________________

“SUBSCRIBERS”

_________________________________________                             ________________________________________
ALPHA CAPITAL ANSTALT                                                                       WHALEHAVEN CAPITAL FUND LIMITED

_________________________________________                              ________________________________________
ASHER BRAND                                                                                                MOMONA CAPITAL

_________________________________________
LANE VENTURES, INC.

SCHEDULE A

SUBSCRIBERS	CONVERTIBLE NOTES – LIQUIDATED DAMAGES
ALPHA CAPITAL ANSTALT Pradafant 7 9490 Furstentums Vaduz, Lichtenstein Fax: 011-42-32323196	$230,000.00

WHALEHAVEN CAPITAL FUND LIMITED 560 Sylvan Ave Englewood Cliffs NJ 07632 (201) 408-5123	$38,000.00

ASHER BRAND 30 Olympia Lane Monsey, New York 10952 Fax: (212) 586-8244	$25,310.00

MOMONA CAPITAL 3 Martha Road Monsey, New York 10952 Fax: (212) 586-8244	$25,310.00

LANE VENTURES, INC. 120 Park Street Woodmere, New York 11598 Fax: (212) 586-8244	$10,124.00